FOR IMMEDIATE RELEASE
Wednesday, May 3, 2006

PEMBRIDGE CAPITAL MANAGEMENT LLC ANNOUNCES A CHANGE
IN ITS NOMINEES FOR DIRECTORS FOR THE TOPPS COMPANY, INC.

New York, NY - Pembridge Capital Management LLC (“Pembridge”) has notified The Topps Company, Inc. (NASDAQ - TOPP) that it has replaced Eric Newman as one of its nominees with Arnaud Ajdler for election to the Topps Board of Directors at the upcoming 2006 annual meeting of stockholders.

“I want to thank Eric Newman for his assistance and insightful analysis relating to Topps,” said Timothy Brog, President of Pembridge. “He would have made an excellent member of the Board of Directors”.

As part of adding Arnaud Ajdler to the slate of Directors nominated by Pembridge, Crescendo Partners II L.P. (“Crescendo”) and Pembridge have agreed to form the Topps Full Value Committee and share certain expenses relating to the solicitation of proxies.

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THE TOPPS FULL VALUE COMMITTEE PRESENTLY INTENDS TO MAKE A FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OF A PRELIMINARY PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FROM THE STOCKHOLDERS OF THE TOPPS COMPANY, INC. (“TOPPS”) FOR USE AT THE 2006 ANNUAL MEETING. THE TOPPS FULL VALUE COMMITTEE STRONGLY ADVISES ALL TOPPS STOCKHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain free copies of the Proxy Statement filed with the SEC by The Topps Full Value Committee through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of the Proxy Statement from The Topps Full Value Committee by contacting Timothy Brog, Pembridge Capital, 708 Third Avenue, New York, NY 10017.

Information concerning the participants and their interests in the solicitation will be set forth in the proxy statement when it is filed with SEC.

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Pembridge Capital Management LLC is the management company for Pembridge Value Opportunity Fund LP, a Delaware Limited Partnership.

CONTACT:
Timothy E. Brog
Pembridge Capital Management LLC
(212) 557-6150